FOR IMMEDIATE RELEASE
                                                           ---------------------

               PROCTER & GAMBLE LAUNCHES TENDER OFFER FOR WELLA AG
                   WITH INCREASED PRICE FOR PREFERENCE SHARES
               ---------------------------------------------------

          EXECUTIVE BOARD OF WELLA AG WELCOMES INCREASE IN OFFER PRICE
                              TO EUR 65 PER SHARE


         CINCINNATI, USA, and SCHWALBACH, GERMANY - April 28, 2003 - Procter & Gamble Germany Management GmbH (P&G), a wholly owned subsidiary of The Procter & Gamble Company (Procter & Gamble) (NYSE: PG), announced today the launch of its tender offer for all Wella shares beginning April 28. BaFin, the German regulatory authority, has approved the publication of the formal tender offer document.

         P&G also said it is increasing its offer for preference shares to EUR 65 per share. Following discussions with the Wella Executive Board (Vorstand), and in anticipation of its support, P&G has increased the offer for the preference shares.

         In a statement about P&G's increased offer price for preference shares, Wella's Executive Board said, "The Executive Board welcomes P&G's decision to increase the offer price for the preference shares by EUR 3.50 to EUR 65 per share."

         Procter & Gamble's Chief Financial Officer, Clayt Daley said, "We are pleased with the Wella Executive Board's reaction to our improved offer price. This price is final and will not change during the tender period. P&G has no intention of increasing the share price irrespective of the number of shares tendered."

         "The combination of Wella and Procter & Gamble is a strong strategic fit and will create growth opportunities for Wella and many of Wella's employees," said Bruce L. Byrnes, vice chairman of the board and president-global beauty care and global health care. "Wella has a strong management team who have played a key role in Wella's business success. We look forward to working with the leadership team to continue to build the Wella business."

         o P&G recently signed an agreement to purchase 77.6% of the voting stock in Wella AG from its majority shareholders.

         o P&G will offer a cash price of EUR 92.25 per share for the voting shares, and EUR 65 per share for the preference shares, valuing the total shares at about EUR 5.5 billion.

         o  P&G also will provide price insurance to shareholders on the offer.

         o The offer period will run until May 28. An extended two-week offer period, as required by German law, will probably start on June 6.

         o This deal is subject to normal regulatory review and government approvals in various markets including the European Union and the USA.

ATTRACTIVE PREMIUM
------------------

         Both ordinary (voting) and preference shareholders are receiving a significant premium.

         The preference shares benefited from strong appreciation due to acquisition speculation from October 2002 until P&G's announcement on March 18, 2003. On October 11, 2002, Wella's preference shares were trading at around EUR
42. The preference offer price (EUR 65 per share) represents about a 55% premium over the pre-speculation price. During that same time period key market indexes declined. The DAX fell by 15%, the MDAX by 2% and the FTSE E 300 Personal Care & Household Products by 16%.

         Despite this speculation run up, the preference price (EUR 65 per share) represents an additional premium of about 14% compared to the three-month weighted average share price prior to P&G's March 18, 2003, acquisition announcement.

         The offer price of EUR 92.25 per voting share represents about a 44% premium compared to the three-month weighted average share price prior to P&G's acquisition announcement. This premium reflects the benefits and associated synergies received by P&G in gaining control of the company through the execution of a single share purchase agreement with the majority shareholders. German law requires that the same price is offered to all holders of the same class of shares. As a result, the remaining voting shareholders also will benefit from the control premium.

OFFER PRICE INSURANCE
---------------------

         This offer price will not change throughout the tender period. However, if within one year after expiration of the acceptance period, a profit transfer agreement, control agreement or "squeeze-out" takes place, and a cash consideration to Wella shareholders is determined above P&G's offer price for voting or preference shares, P&G will improve the offer price for shareholders who have already tendered their shares. This insurance protects Wella shareholders and allows them to tender immediately and not be disadvantaged by potential future actions cited above. This obviously provides Wella shareholders with an additional safety net.

STRATEGIC RATIONALE: TWO COMPLEMENTARY BUSINESSES
-------------------------------------------------

         The Wella acquisition is a strong strategic fit for Procter & Gamble globally and strengthens the company's beauty business across Eastern and Western Europe and in Latin America. This acquisition is expected to contribute about EUR 3.4 billion in sales to Procter & Gamble's overall beauty business - approximately EUR 1.6 billion in the professional hair care segment; EUR 1.0 billion in the retail hair care segment; and EUR 800 million in fragrances.

         Wella's business activities also are highly complementary to Procter & Gamble's.

         o Wella's strength in professional hair care complements Procter & Gamble's strength in retail hair care.

         o Wella's strength in color and styling complements Procter & Gamble's strength in shampoos and conditioners.

         o Wella's strength in Europe complements Procter &Gamble's strength in North America.

         o Wella's fragrance business is targeted primarily to females; Procter & Gamble's to males.

         Procter & Gamble expects to achieve synergies in both companies as a result of the takeover, in particular in the areas of knowledge transfer, purchasing, administration and production. Subject to a more detailed analysis, for the medium term the synergy potential is estimated to amount to approximately EUR 300 million per year.

TENDERING SHARES
----------------

         Wella shareholders will be contacted by their custodian bank or financial institution with instructions on how to tender their shares. A copy of the offer document, in German, is available on WWW.PROCTERUNDGAMBLE.DE. It also will be sent to all shareholders along with a form, which shareholders can complete as a declaration of acceptance. The completed form should be returned to their custodian bank or financial institution by May 28.

         An English language translation of the offer document for shareholders residing in the USA can be requested via a toll-free number (1-800-742-6253). It is also published on the internet at www.pg.com.

         An information campaign for investors, consisting of a web site, advertising in select German media, a recorded hotline and a summary offer document will be launched with the tender offer.

ABOUT WELLA
-----------

         Founded in 1880, Wella is a leading beauty care company selling its products in more than 150 countries. The company's three divisions include professional hair care, retail hair care, and cosmetics and fragrances. Some of its well-known brands include Wella(R), Koleston(R), Sebastian(R), Graham Webb(R) and High Hair(R) professional hair care lines; Wellaflex(R), ShockWaves(R), Ultra Sheen(R), and Vivality(R) consumer retail hair care products; Gucci(R), Rochas(R), Escada(R) and Montblanc(R) fragrances. For more information, please visit the website at WWW.WELLA.COM.

ABOUT PROCTER & GAMBLE
----------------------

         Procter & Gamble markets a range of well-known beauty and health care brands including: Pantene(R), Head & Shoulders(R), Olay(R), Clairol Nice`n Easy(R), Herbal Essences(R), Cover Girl(R), Max Factor(R), Noxzema(R), Old Spice(R), Hugo Boss(R), Crest(R), Vicks(R), Actonel(R), PUR(R) and more. Procter & Gamble employs nearly 102,000 people in more than 80 countries. For more information please visit the website at WWW.PG.COM.

ALL STATEMENTS, OTHER THAN STATEMENTS OF HISTORICAL FACT INCLUDED IN THIS NEWS RELEASE, ARE FORWARD-LOOKING STATEMENTS, AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES

LITIGATION REFORM ACT OF 1995. IN ADDITION TO THE RISKS AND UNCERTAINTIES NOTED IN THIS NEWS RELEASE, THERE ARE CERTAIN FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE ANTICIPATED BY SOME OF THE STATEMENTS MADE. THESE INCLUDE: (1) THE ACHIEVEMENT OF EXPECTED SAVINGS ASSOCIATED WITH THE POTENTIAL INTEGRATION OF WELLA AG'S ORGANIZATION STRUCTURE INTO PROCTER & GAMBLE; (2) THE ABILITY TO ACHIEVE BUSINESS PLANS, INCLUDING GROWING VOLUME PROFITABLY, DESPITE HIGH LEVELS OF COMPETITIVE ACTIVITY, ESPECIALLY WITH RESPECT TO THE PRODUCT CATEGORIES AND GEOGRAPHICAL MARKETS IN WHICH THE COMPANY HAS CHOSEN TO FOCUS; (3) THE ABILITY TO MANAGE AND MAINTAIN KEY CUSTOMER RELATIONSHIPS; (4) THE ACHIEVEMENT OF GROWTH IN SIGNIFICANT DEVELOPING MARKETS SUCH AS CHINA, TURKEY, MEXICO, THE SOUTHERN CONE OF LATIN AMERICA, THE COUNTRIES OF CENTRAL AND EASTERN EUROPE AND THE COUNTRIES OF SOUTHEAST ASIA; (5) THE ABILITY TO SUCCESSFULLY MANAGE REGULATORY, TAX AND LEGAL MATTERS, INCLUDING RESOLUTION OF PENDING MATTERS WITHIN CURRENT ESTIMATES; (6) THE ABILITY TO SUCCESSFULLY IMPLEMENT, ACHIEVE AND SUSTAIN COST IMPROVEMENT PLANS IN MANUFACTURING AND OVERHEAD AREAS; (7) THE ABILITY TO SUCCESSFULLY MANAGE CURRENCY (INCLUDING CURRENCY ISSUES IN LATIN AMERICA), INTEREST RATE AND CERTAIN COMMODITY COST EXPOSURES; (8) THE ABILITY TO MANAGE THE CONTINUED POLITICAL AND/OR ECONOMIC UNCERTAINTY IN LATIN AMERICA (INCLUDING VENEZUELA) AND WAR IN THE MIDDLE EAST, AS WELL AS ANY POLITICAL AND/OR ECONOMIC UNCERTAINTY DUE TO TERRORIST ACTIVITIES OR WAR (INCLUDING KOREA); AND (9) THE SUCCESSFUL ACQUISITION, TRANSITION, INTEGRATION, AND OPERATION OF THE WELLA BUSINESS. IF THE COMPANY'S ASSUMPTIONS AND ESTIMATES ARE INCORRECT OR DO NOT COME TO FRUITION, OR IF THE COMPANY DOES NOT ACHIEVE ALL OF THESE KEY FACTORS, THEN THE COMPANY'S ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS MADE HEREIN.

                                      # # #


MEDIA RELATIONS CONTACTS:
------------------------

Before 9:00 a.m. EST - Terry Loftus, 513.983.9736

After 9:00 a.m. EST - P&G Corporate Media Center in the U.S.: 1.866.PROCTER or 1.866.776.2837
P&G Corporate Contact in Germany: Detlef Schermer, 49.6196.89.4369 or 49.6196.89.4577

P&G INVESTOR RELATIONS CONTACT:
------------------------------

John Goodwin, 513.983.2414


RETAIL SHAREHOLDER CONTACTS:
---------------------------

U.S. Shareholders: 1.800.742.6253
German Shareholders: 0800.104.1041